EXHIBIT 23(G)(VI) UNDER FORM N-1A
                                              EXHIBIT 10 UNDER ITEM 601/REG. S-K

Huntington Situs Small Cap Fund and Huntington VA Situs Small Cap Fund changed their names to Huntington Situs Fund and Huntington VA Situs Fund - 1/24/08

                                   EXHIBIT A

                   AMENDED AND RESTATED AS OF AUGUST 31, 2007


                                   PORTFOLIOS




             Huntington Situs Small Cap Fund
             Tax Identification No.:  01-0744673

             Huntington VA Situs Small Cap Fund
             Tax Identification No.:  06-1720679

             Huntington Real Strategies Fund
             Tax Identification No.:  20-8466050

             Huntington VA Real Strategies Fund
             Tax Identification No.:  20-0644423

This Exhibit A, amended and restated as of August 31, 2007, is hereby incorporated and made part of the Foreign Custody Manager Agreement dated June 23, 2006 by and between the parties named below (the "Agreement"), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof this           day of September, 2007.

THE HUNTINGTON FUNDS                    THE BANK OF NEW YORK

By:                                     By:
Name:  George M. Polatas                Name:
Title:  Vice President                  Title: